Exhibit 99.2
Dave Weidman, Chairman and CEO Steven Sterin, Senior Vice President and CFO Celanese 4Q 2008 Earnings Conference Call / Webcast Tuesday, February 3, 2009 9:00 a.m. ET

Forward Looking Statements, Reconciliation and Use of Non- GAAP Measures to U.S. GAAP Forward-Looking Statements This presentation may contain "forward-looking statements," which include information concerning the company's plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words "outlook," "forecast," "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward- looking statements contained in this release. Numerous factors, many of which are beyond the company's control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. Reconciliation of Non-U.S. GAAP Measures to U.S. GAAP This presentation reflects five performance measures, operating EBITDA, affiliate EBITDA, adjusted earnings per share, net debt and adjusted free cash flow, as non-U.S. GAAP measures. The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for operating EBITDA is operating profit; for affiliate EBITDA is equity in net earnings of affiliates; for adjusted earnings per share is earnings per common share-diluted; for net debt is total debt; and for adjusted free cash flow is cash flow from operations. Use of Non-U.S. GAAP Financial Information Operating EBITDA, a measure used by management to measure performance, is defined as operating profit from continuing operations, plus equity in net earnings from affiliates, other income and depreciation and amortization, and further adjusted for other charges and adjustments. We provide guidance on operating EBITDA and are unable to reconcile forecasted operating EBITDA to a GAAP financial measure because a forecast of Other Charges and Adjustments is not practical. Our management believes operating EBITDA is useful to investors because it is one of the primary measures our management uses for its planning and budgeting processes and to monitor and evaluate financial and operating results. Operating EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to operating profit as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, this presentation of operating EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, operating EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements nor does it represent the amount used in our debt covenants. Affiliate EBITDA, a measure used by management to measure performance of its equity investments, is defined as the proportional operating profit plus the proportional depreciation and amortization of its equity investments. Affiliate EBITDA, including Celanese Proportional Share of affiliate information on Table 8, is not a recognized term under U.S. GAAP and is not meant to be an alternative to operating cash flow of the equity investments. The company has determined that it does not have sufficient ownership for operating control of these investments to consider their results on a consolidated basis. The company believes that investors should consider affiliate EBITDA when determining the equity investments' overall value in the company. Adjusted earnings per share is a measure used by management to measure performance. It is defined as net earnings (loss) available to common shareholders plus preferred dividends, adjusted for other charges and adjustments, and divided by the number of basic common shares, diluted preferred shares, and options valued using the treasury method. We provide guidance on an adjusted earnings per share basis and are unable to reconcile forecasted adjusted earnings per share to a GAAP financial measure without unreasonable effort because a forecast of Other Items is not practical. We believe that the presentation of this non- U.S. GAAP measure provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when U.S. GAAP information is viewed in conjunction with non-U.S. GAAP information, investors are provided with a more meaningful understanding of our ongoing operating performance. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information. The tax rate used for adjusted earnings per share is the tax rate based on our initial guidance, less changes in uncertain tax positions. We adjust this tax rate during the year only if there is a substantial change in our underlying operations; an updated forecast would not necessarily result in a change to our tax rate used for adjusted earnings per share. The adjusted tax rate may differ significantly from the tax rate used for U.S. GAAP reporting in any given reporting period. It is not practical to reconcile our prospective adjusted tax rate to the actual U.S. GAAP tax rate in any future period. Net debt is defined as total debt less cash and cash equivalents. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company's capital structure. Our management and credit analysts use net debt to evaluate the company's capital structure and assess credit quality. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information Adjusted free cash flow is defined as cash flow from operations less capital expenditures, other productive asset purchases, operating cash from discontinued operations and certain other charges and adjustments. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company's cash flow. Our management and credit analysts use adjusted free cash flow to evaluate the company's liquidity and assess credit quality. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information. Results Unaudited The results presented in this presentation, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management. Quarterly results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year.

Dave Weidman Chairman and Chief Executive Officer

Celanese Corporation 4Q and full year 2008 highlights in millions (except EPS) 4th Qtr 2008 4th Qtr 2007 FY 2008 FY 2007 Net Sales $1,286 $1,760 $6,823 $6,444 Operating Profit/(Loss) ($152) $324 $440 $748 Adjusted EPS ($0.38) $0.93 $2.77 $3.29 Operating EBITDA $68 $349 $1,169 $1,294 Note: All 2007 figures exclude results of the divested Oxo Alcohol business and the discontinued Edmonton Methanol business. 1 $101 million inventory accounting impact tax effected at 26% divided by 155.9 million diluted shares for the three months ended December 31, 2008. Fourth Quarter 2008: Significant cash generation Inventory accounting impact of ~$0.48/share1 included in Adjusted EPS

Peak and trough relative performance Relative Peak versus Trough Quarter - Operating EBIDTA Industrial Specialties Acetyl Intermediates Advanced Engineered Materials Consumer Specialties Other Activities Trough defined as four quarters of sustained -1% to 1% global GDP Note: Earnings from strategic affiliates included in total Operating EBITDA amounts but excluded from margin % amounts Operating EBITDA 18 - 20% 8 - 10% 22 - 25% 18 - 20% 21 - 23% Normalized Trough Conditions 10 - 12% 13 - 15% Seasonality Inventory accounting impacts Customer destocking Impacting Factors Normalized Peak Conditions 20 - 22%

Advantaged technology and cost position Source: Celanese estimates, available public data 2009E Acetic Acid Cost Curve (kt) (based on nameplate capacity) 78 256 275 285 393 656 747 Base Byproduct CE Other Leading tech Non China MeOH China Ethylene Ethanol Ethanol Ethylene By Prod Avg Non-China MeOH Carbonylation Avg Other Leading Technology Highest Cost China MeOH Assumes Oil at $60/barrel Lower Cost China MeOH Average Celanese Acetyl Intermediates >15% ROIC Effective Industry Utilization Rates

Steven Sterin Senior Vice President and CFO

Celanese Corporation financial highlights

in millions (except EPS)	4th Qtr 2008	4th Qtr 2007	FY 2008	FY 2007
Net Sales	**$1,286**	$1,760	**$6,823**	$6,444
Operating Profit/(Loss)	**($152)**	$324	**$440**	$748
Net Earnings/(Loss)	**($159)**	$214	**$278**	$426
Other Charges/Adjustments	$105	($93)	$171	$82
Adjusted EPS	**($0.38)**	$0.93	**$2.77**	$3.29
Effective Tax Rate	26%	28%	26%	28%
Diluted Share Basis	143.5	168.6	163.5	171.2
Operating EBITDA	**$68**	$349	**$1,169**	$1,294

4Q 2008

- 4Q 2008 net sales decreased 27% on significant volume declines
  - Weak global demand
  - Unprecedented inventory destocking
- Operating profit was a loss of $152 million due to lower volumes, inventory accounting impacts of ~$101 million and ~$94 million of asset impairment charges
- Adjusted EPS fell to ($0.38)/share
- Operating EBITDA decreased to $68 million

FY 2008

- FY 2008 net sales increased 6% on higher pricing and favorable currency across all businesses
- Operating profit decreased 41% to $440 million and includes ~$166 million in asset impairment charges and other restructuring costs
- Adjusted EPS down 16% to $2.77/share
- Operating EBITDA decreased 10% to $1,169 million reflecting the impacts of destocking, inventory accounting and weak global demand during the fourth quarter

8

Fourth Quarter 2008: Net sales increase primarily driven by higher pricing which more than offset lower volumes and unfavorable currency Easing raw material and energy costs resulted in margin expansion Operating EBITDA improvement demonstrates sustained earnings performance during challenging economic environment Consumer Specialties in millions 4th Qtr 2008 4th Qtr 2007 FY 2008 FY 2007 Net Sales $286 $279 $1,155 $1,111 Operating EBITDA $65 $57 $293 $274 Outlook: Stable volumes expected in 2009 Continued margin expansion with ongoing decreases in energy and raw material costs

Fourth Quarter 2008: Net sales decrease primarily driven by lower volumes and unfavorable currency effects Higher pricing helped to offset significant volume declines Inventory accounting impacts ($15 million) and lower volumes primary reason for decrease in Operating EBITDA Industrial Specialties in millions 4th Qtr 2008 4th Qtr 2007 FY 2008 FY 2007 Net Sales $277 $331 $1,406 $1,346 Operating EBITDA $8 $41 $117 $119 Outlook: Volumes in North America and Europe remain challenged Continued success in Asia and new product development help offset volume weakness Raw material and energy cost reductions should positively impact margins

in millions 4th Qtr 2008 4th Qtr 2007 FY 2008 FY 2007 Net Sales $195 $253 $1,061 $1,030 Operating EBITDA ($3) $45 $170 $252 Advanced Engineered Materials Fourth Quarter 2008: Net sales decreased as positive pricing actions and improved mix could not offset significant volume pressures Substantial reductions in US and European automotive production but only modest declines in many non-automotive applications Operating EBITDA loss due to lower volumes, inventory accounting impacts ($23 million) and lower affiliate earnings Outlook: Continued volume pressures due to further reductions in US and Europe auto builds Easing raw material and energy costs coupled with higher pricing should positively impact margins

Acetyl Intermediates in millions 4th Qtr 2008 4th Qtr 2007 FY 2008 FY 2007 Net Sales $656 $1,083 $3,875 $3,615 Operating EBITDA $21 $231 $676 $731 Fourth Quarter 2008: Decrease in net sales due to substantial volume declines and lower pricing Global recessionary trends and unprecedented inventory destocking drove decreased volumes Lower raw material and energy costs could not offset lower volumes and inventory accounting impacts ($63 million) Dividends from the Ibn Sina contributed $29 million to Operating EBITDA Outlook: Once destocking moderates, volumes expected to be at reduced levels in- line with weaker global demand Margins should stabilize in 2009 due to advantaged technology and cost position

4Q 2007 4Q 2008 FY 2007 FY 2008 4Q 2007 4Q 2008 FY 2007 FY 2008 Earnings - Equity Investments 17 8 82 54 Dividends - Cost Investments 23 29 116 167 4Q 2008: Earnings impact of $37 million modestly down versus prior year; Cash flows relatively flat for the period FY 2008: Total earnings impact relatively flat year over year; Increased cash flows driven by higher dividends from cost affiliates Outlook: cost and equity affiliates challenged by weakened global demand environment Income Statement Affiliates continue to deliver significant value Cash Flows

Celanese capital structure Term Loan - $2.8 billion Other Debt Obligations - $739 million Cash - $676 million Net Debt* - $2.4 billion Revolver - $650 million Cost Stability Flexibility Structure Characteristics Primary Components Strong balance sheet provides flexibility and stability in current environment Credit Linked Revolver - $137 million Sources of Liquidity Debt Obligations Advance Fraport Payment ~$415 million * Represents proforma net debt including receipt of advance payment from Fraport.

Solid cash generation Adjusted Free Cash Flow Adjusted Free Cash Flow Adjusted Free Cash Flow $ in millions FY2008 FY2007 Net cash provided by operating activities $568 $566 Adjustments to operating cash for discontinued operations ($3) $84 Net cash provided by operating activities from continuing operations $565 $650 Less: Capital expenditures $274 $288 Add: Other charges and adjustments1 $76 $23 Adjusted Free Cash Flow $367 $385 1Amounts primarily associated with certain other charges and adjustments and the cash outflows for purchases of other productive assets that are classified as 'investing activities' for U.S. GAAP purposes. Factors contributing to cash generation during 2008: Favorable trade working capital helped to offset lower operating performance Increased dividends from cost affiliates Lower cash taxes One additional interest payment versus prior year (due to timing of refinancing) Growth from strategic investments in Asia

Cash taxes expected to align with adjusted earnings profile Productivity improvements and cost reduction programs remain a priority Available funding credits to significantly offset required pension contributions over the next two years Assumptions 2009 cash flow elements Cash Taxes $80 - $120 Capital Expenditures $150 - $175 Reserve Spending $50 - $60 Net Interest $220 - $230 Pension $50 - $60 Dividends/Debt Service $80 - $90 Kelsterbach Relocation $350 - $370 Elements of Cash Flows* $ in millions Fraport Advance Payment ~$415 *Starting from an Operating EBITDA base.

Continued financial flexibility Stable, Flexible & Low Cost Advantages of structure: LIBOR +150 - 175 bps Term loan maturity not until 2014 1% annual term loan amortization "Covenant-lite" - no financial maintenance covenants on term loan Net debt is ~75% fixed with a 2008 average borrowing cost of ~6.96% 2009 2010 2011 2012 2013 Thereafter East 81 100 89 65 73 300 3,000 100 Long-Term Debt Repayment

Appendix

4Q 2008 Other Charges and Other Adjustments by Segment $ in millions AEM CS IS AI Other Total Employee termination benefits - 1 (1) 2 - 2 Ticona Kelsterbach relocation 4 - - - - 4 Clear Lake insurance recoveries - - - (15) - (15) Asset impairments 16 - - 78 - 94 Other - - - (1) - (1) Total other charges 20 1 (1) 64 - 84 Business optimization - 1 1 - 4 6 Ticona Kelsterbach relocation 2 - - - - 2 Plant closures - - 2 7 - 9 Other - - - 4 - 4 Total other adjustments 2 1 3 11 4 21 Total other charges and other adjustments 22 2 2 75 4 105

Reg G: Reconciliation of Adjusted EPS

Reg G: Reconciliation of Net Debt

Reg G: Other Charges and Other Adjustments

Reg G: Reconciliation of Operating EBITDA

Reg G: Equity Affiliate Preliminary Results and Celanese Proportional Share - Unaudited